FedEx Reports Strong Fourth Quarter and Full-Year Results
Delivered Significant Revenue and Earnings Growth Year-over-Year
Introduces CY 2026 Outlook
Expects Continued Revenue and Earnings Growth Momentum in
June-through-December Transition Year

MEMPHIS, Tenn., June 23, 2026 ... FedEx Corp. (NYSE: FDX) today reported the following consolidated results for the fourth quarter ended May 31 (adjusted measures exclude the items listed below):

	Fiscal 2026		Fiscal 2025
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$25.0 billion	$25.0 billion	$22.2 billion	$22.2 billion
Operating income	$1.55 billion	$2.09 billion	$1.79 billion	$2.02 billion
Operating margin	6.2%	8.4%	8.1%	9.1%
Net income	$1.60 billion	$1.53 billion	$1.65 billion	$1.46 billion
Diluted EPS	$6.60	$6.31	$6.88	$6.07

This year’s and last year’s quarterly consolidated results have been adjusted for:

	Fiscal 2026		Fiscal 2025
Impact per diluted share	Fourth Quarter	Full Year	Fourth Quarter	Full Year
Mark-to-market (MTM) retirement plans accounting adjustments	($2.05)	($2.08)	($1.63)	($1.60)
FedEx Freight spin-off costs	0.97	2.46	0.11	0.18
Business optimization costs	0.66	1.19	0.39	2.37
Fiscal year change costs	0.04	0.11	—	—
Asset impairment charges	0.07	0.08	0.07	0.06
International regulatory and legacy FedEx Ground legal matters	—	(0.07)	0.26	0.37

Consolidated adjusted operating income improved in the fourth quarter, reflecting continued strength in U.S. Domestic and International Priority package yields, cost savings from transformation initiatives, and increased U.S. Domestic and International export package volume.

“Team FedEx delivered an impressive finish to a strong fiscal year, providing excellent service to our customers and successfully executing on our transformation initiatives,” said Raj Subramaniam, FedEx Corp. president and chief executive officer. “Our profitable growth strategy is working. We are building momentum across our global
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industrial network, driving structural improvements and winning in high-value growth markets. With the successful spin-off of FedEx Freight, we are entering this next chapter positioned to grow while further optimizing our network, lowering our cost to serve, creating meaningful long-term value, and driving robust free cash flow.”

Fourth Quarter Results

Federal Express segment operating results improved during the quarter, driven by higher U.S. Domestic and International Priority package yields, continued cost savings from transformation initiatives, and increased U.S. domestic and international export package volume. These factors were partially offset by increased purchased transportation and wage rates, higher variable incentive compensation expenses, and the financial impacts of global trade policy changes.

Fourth quarter results include a noncash impairment charge of $23 million ($0.07 per diluted share) from the decision to permanently retire 10 aircraft. Last year's fourth quarter results included a noncash impairment charge of $21 million ($0.07 per diluted share) from the decision to permanently retire 12 aircraft, plus eight related engines. These retirements are aligned with the company's fleet reduction and modernization strategy as the company continues to improve its global network efficiency and better align air network capacity with anticipated demand.

Full-Year Results

For the full fiscal year, FedEx Corporation reported the following consolidated results (adjusted measures exclude the items listed above for the applicable fiscal year):

	Fiscal 2026		Fiscal 2025
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$94.7 billion	$94.7 billion	$87.9 billion	$87.9 billion
Operating income	$5.46 billion	$6.61 billion	$5.22 billion	$6.12 billion
Operating margin	5.8%	7.0%	5.9%	7.0%
Net income	$4.43 billion	$4.84 billion	$4.09 billion	$4.43 billion
Diluted EPS	$18.55	$20.24	$16.81	$18.19

Results reflect lower structural costs as the company exceeded its goal of $1 billion of transformation-related cost savings during the year.

Capital spending for fiscal 2026 totaled $3.8 billion, a decrease of $246 million, or 6%, compared with fiscal 2025. Capital spending as a percentage of revenue declined to 4.0%, the lowest annual level in FedEx Corporation history.

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FedEx Freight Spin-off Completed

The spin-off of FedEx Freight into a new publicly traded company was finalized on June 1, 2026. In connection with the spin-off, FedEx Freight paid a cash dividend of approximately $4.1 billion to FedEx Corporation from the proceeds of the $3.7 billion senior notes offering completed in February 2026 and borrowings under its delayed-draw term loan facility.

FedEx Freight will host a call to discuss the company's fourth quarter results on June 25, 2026.

Fiscal Year Change

In January 2025, the FedEx Board of Directors approved a change in the company’s fiscal year end from May 31 to December 31. The fiscal year change became effective for the period beginning June 1, 2026.

Cash and Capital Returns

The ending cash and cash equivalents balance of $13.3 billion includes a $4.1 billion cash dividend from the FedEx Freight spin-off. The dividend will be utilized in a manner consistent with preserving the tax-free nature of the transaction. In addition, the reported cash balance includes approximately $800 million in IEEPA tariff refunds held for refund to customers.

During fiscal 2026, FedEx returned approximately $2.2 billion to stockholders through the combination of $776 million of stock repurchases and $1.4 billion of dividend payments. Repurchases during fiscal 2026 totaled approximately 3.3 million shares, or 1.4% of the shares outstanding at the beginning of the year, and increased fourth quarter and full-year earnings by $0.09 and $0.21 per share, respectively. As of May 31, 2026, $1.3 billion remained under the company's 2024 stock repurchase authorization.

For calendar 2026, FedEx remains committed to returning capital to stockholders, including the previously announced 5% increase in the annual dividend on its common stock, after adjusting for the FedEx Freight spin-off. The company also intends to repurchase up to $1 billion worth of shares opportunistically, leveraging continued balance sheet flexibility and free cash flow generation to offset dilution from equity compensation.

“Our fourth quarter and full-year results reflect the tenacity of the FedEx team to deliver steady adjusted operating income improvement year-over-year while navigating significant headwinds,” said Claude Russ, FedEx Corp. enterprise vice president, finance and interim chief financial officer. “As we look ahead, continued revenue and earnings growth momentum in our transition year positions us to unlock significant stockholder value through a resolute focus on driving unprecedented free cash flow growth.”
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Outlook

For calendar year 2026, FedEx Corporation is forecasting:

Financial Metric(1)	Forecast Value	Additional Details & Exclusions
Revenue Growth	~11% YoY

Diluted EPS (Continuing Operations)	$16.55 to $17.75	Prior to CY 2026 additional MTM adjustments for retirement plan accounting, and adjustments related to MTM accounting for the FedEx Freight investment and utilization of the FedEx Freight spin-off dividend.

Adjusted Diluted EPS (Continuing Operations)	$16.90 to $18.10
Also excludes MTM adjustments for retirement plan accounting, estimated costs related to the spin-off of FedEx Freight and business optimization initiatives, asset impairment charges, and costs related to the fiscal year change.

Effective Tax Rate (ETR)	~23%	Prior to CY 2026 additional MTM adjustments for retirement plan accounting, and adjustments related to MTM accounting for the FedEx Freight investment and utilization of the FedEx Freight spin-off dividend.

Pension Contributions	$475 million

Capital Spending	$3.9 billion	Prioritizes investments in network optimization and efficiency improvement, including fleet and facility modernization and automation.

(1) The baseline for the calendar year 2026 financial metrics is the calendar year 2025 preliminary recasted results from continuing operations, which reflects FedEx Freight as discontinued operations. See Calendar 2025 Diluted Earnings Per Share from Continuing Operations information on page 15.

These forecasts assume the company's current economic forecast and fuel price expectations, successful completion of planned stock repurchases, and no additional adverse economic, geopolitical, or international trade-related developments. FedEx’s ETR and EPS forecasts are based on current law and related regulations and guidance.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. The company offers integrated business solutions utilizing its flexible, efficient, and intelligent global network.
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Consistently ranked among the world's most admired and trusted employers, FedEx inspires its employees to remain focused on safety, the highest ethical and professional standards and the needs of their customers and communities. FedEx is committed to connecting people and possibilities around the world responsibly and resourcefully, with a goal to achieve carbon-neutral operations by 2040. To learn more, please visit fedex.com/about.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks and Statistical Books. These materials, as well as a webcast of the earnings release conference call to be held at 5:00 p.m. EDT on June 23, 2026, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our SEC filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act, such as statements regarding expected cost savings, the optimization of our network through Network 2.0, future financial targets, business strategies, management’s views with respect to future events and financial performance, and the assumptions underlying such expected cost savings, targets, strategies, and statements. Forward-looking statements include those preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “forecasts,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends,” “determined to,” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate; uncertainty and additional volatility in the global trade environment; our ability to successfully implement our business strategies and global transformation program and network optimization initiatives, including Network 2.0 and Tricolor, effectively respond to changes in market dynamics, and achieve the anticipated benefits of such strategies and actions; our ability to achieve our cost reduction initiatives and financial performance goals, including our 2029 financial performance targets; our ability to achieve the anticipated benefits of the tax-free full separation of the FedEx Freight business into a new publicly traded company (the “FedEx Freight Spin-Off”); the possibility of disruption, including changes to existing business relationships, disputes, litigation, or unanticipated costs in connection with the FedEx Freight Spin-Off; the timing and amount of any costs or benefits or any specific outcome, transaction, or change (of which there can be no assurance), or the terms, timing, and structure thereof, related to our global transformation program and other ongoing reviews and initiatives; a significant data breach or other disruption to our technology infrastructure;
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damage to our reputation or loss of brand equity; our ability to meet our labor and purchased transportation needs while controlling related costs; failure of third-party service providers to perform as expected, or disruptions in our relationships with those providers or their provision of services to FedEx; the effect of any international conflicts or terrorist activities, including as a result of the current conflicts between Russia and Ukraine and in the Middle East; evolving or new U.S. domestic or international laws and government regulations, policies, and actions, including regulatory and/or legal compliance requirements that can affect our ability to efficiently or fully utilize our aircraft; changes in fuel prices or currency exchange rates, including significant increases in fuel prices as a result of the ongoing conflicts between Russia and Ukraine and in the Middle East and other geopolitical and regulatory developments; the effect of intense competition; our ability to match capacity to shifting volume levels; an increase in self-insurance accruals and expenses; loss or delay in the collection of accounts receivable, including those related to tariffs in light of recent judicial rulings; the effect of technology developments, including autonomous technology and artificial intelligence; failure to receive or collect expected insurance coverage; our ability to effectively operate, integrate, leverage, and grow acquired businesses and complete and realize the anticipated benefits of acquisitions and other strategic transactions including FedEx's investment in InPost, as a consortium member, and related commercial agreements; noncash impairment charges related to our goodwill and certain deferred tax assets; the future rate of e-commerce growth; future guidance, regulations, interpretations, challenges, or judicial decisions related to tariffs and our tax positions; labor-related disruptions; legal challenges or changes related to service providers contracted to conduct certain linehaul and pickup-and-delivery operations and the drivers providing services on their behalf and the coverage of U.S. employees at Federal Express Corporation under the Railway Labor Act of 1926, as amended; our ability to quickly and effectively restore operations following adverse weather or a localized disaster or disturbance in a key geography; the effects of a widespread outbreak of an illness or any other communicable disease or public health crises; any liability resulting from and the costs of defending against litigation, including refunds of tariffs; our ability to achieve or demonstrate progress on our goal of carbon-neutral operations by 2040; successful completion of stock repurchases; and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended May 31, 2025 and subsequent Quarterly Reports on Form 10-Q. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Media Contact:
Caitlin Maier
901-434-8100
mediarelations@fedex.com

Investor Relations Contact:
Jeni Hollander
901-818-7200
ir@fedex.com
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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES

Fourth Quarter and Full-Year Fiscal 2026 and Fiscal 2025 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted fourth quarter and adjusted full-year fiscal 2026 and 2025 consolidated operating income and margin, net income, and diluted earnings per share, adjusted fourth quarter and adjusted full-year fiscal 2026 and 2025 Federal Express segment operating income and margin, and adjusted fourth quarter and adjusted full-year fiscal 2026 and 2025 FedEx Freight segment operating income and margin. These financial measures have been adjusted to exclude the impact of the following items (as applicable):

•MTM adjustments for retirement plan accounting incurred in fiscal 2026 and 2025;
•Costs related to the spin-off of FedEx Freight incurred in fiscal 2026 and 2025;
•Business optimization costs incurred in fiscal 2026 and 2025;
•Costs related to the change in the company's fiscal year-end incurred in fiscal 2026;
•Asset impairment charges incurred in fiscal 2026 and fiscal 2025; and
•Adjustments related to international regulatory and legacy FedEx Ground legal matters incurred in fiscal 2026 and 2025.

In December 2024, FedEx announced that its Board of Directors decided to pursue a full separation of FedEx Freight through the capital markets, creating a new publicly traded company. The transaction was implemented through the spin-off of shares of the new company to FedEx stockholders on June 1, 2026, and is intended to be tax-free for U.S. federal income tax purposes for FedEx stockholders. We incurred costs related to the spin-off of FedEx Freight in the fourth quarter and full-year fiscal 2026 and fiscal 2025. These costs were primarily related to professional fees.

Our business optimization costs relate to the following transformation initiatives aimed to improve long-term profitability, drive efficiency within and between our transportation segments, lower our overhead and support costs, and transform our digital capabilities: our Network 2.0 program, our international operational transformation programs, the Europe workforce reduction plan, and DRIVE initiatives commenced in prior years. We incurred costs related to these business optimization initiatives in the fourth quarter and full-year fiscal 2026 and fiscal 2025. These costs were primarily related to severance, incentive payments to our contracted service providers, and professional services.

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In January 2025, FedEx announced that its Board of Directors approved a change in the company's fiscal year end from May 31 to December 31, which became effective June 1, 2026. The company incurred costs related to the fiscal year change in the fourth quarter and full-year fiscal 2026. These costs were primarily related to professional fees.

The charges incurred in fiscal year 2025 in connection with an international regulatory matter were extraordinary in nature and did not represent recurring expenses in our ordinary course of business. For full-year fiscal 2026 financial measures, this item was reduced by a gain recognized in fiscal 2026 in connection with the partial reversal of the associated loss accrual. In addition, there were charges incurred in prior fiscal years 2023 and 2024 in connection with a legacy FedEx Ground legal matter. For full-year 2025 financial measures, this item was reduced by a gain recognized in fiscal 2025 in connection with the partial reversal of the associated loss accrual.

Costs related to the spin-off of FedEx Freight, business optimization costs, costs related to the change in the company's fiscal year-end, asset impairment charges, adjustments related to international regulatory and legacy FedEx Ground legal matters, as well as MTM adjustments for retirement plan accounting, are excluded from our fourth quarter and full-year fiscal 2026 and 2025 consolidated, Federal Express segment, and FedEx Freight segment non-GAAP financial measures, as applicable, because they are unrelated to our core operating performance and/or to assist investors with assessing trends in our underlying businesses.

The income tax effect of these costs is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment. The impact of these non-GAAP items on the company's effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company's and our business segments' core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company's and each business segments' ongoing performance.

Our non-GAAP financial measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. As required by SEC rules, the
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tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

Calendar 2026 Forecast and Calendar 2025 Earnings Per Share and Effective Tax Rate

We have provided forecasts for calendar 2026 earnings per share and adjusted earnings per share, which are derived from calendar year 2025 preliminary recasted results from continuing operations, which reflects FedEx Freight as discontinued operations. Our calendar 2026 earnings per share and adjusted earnings per share forecast and calendar 2025 earnings per share and adjusted earnings per share are non-GAAP financial measures because they exclude calendar 2026 and 2025 MTM adjustments for retirement plan accounting, calendar 2026 estimated or calendar 2025 costs related to business optimization initiatives, calendar 2025 adjustments related to international regulatory and legacy FedEx Ground legal matters, calendar 2026 estimated costs related to the spin-off of FedEx Freight, calendar 2026 and 2025 asset impairment charges, and calendar 2026 and 2025 costs related to the fiscal year change. Our calendar 2026 ETR forecast and calendar 2025 ETR are non-GAAP financial measures because they exclude the effect of calendar 2026 and 2025 MTM adjustments for retirement plan accounting, and adjustments related to the MTM accounting for the FedEx Freight investment and the utilization of the FedEx Freight spin-off dividend.

We have provided these non-GAAP financial measures for the same reasons that were outlined above for historical non-GAAP measures. Actual and estimated costs related to business optimization initiatives, actual and estimated costs related to the spin-off of FedEx Freight, asset impairment charges, and costs related to the fiscal year change, as well as MTM adjustments for retirement plan accounting, are excluded from our calendar 2026 and 2025 earnings per share forecasts for the same reasons described above for historical non-GAAP measures.

We are unable to predict the amount of additional calendar 2026 MTM adjustments for retirement plan accounting, and adjustments related to MTM accounting for the FedEx Freight investment and utilization of the FedEx Freight spin-off dividend, as they are significantly affected by changes in interest rates and the financial markets, so such additional adjustments are not included in our calendar 2026 earnings per share and ETR forecasts. For this reason, a full reconciliation of our calendar 2026 earnings per share and ETR forecasts to the most directly comparable GAAP measures is impracticable. It is reasonably possible, however, that our additional calendar 2026 MTM adjustments for retirement plan accounting, and adjustments related to MTM accounting for the FedEx Freight investment and utilization of the FedEx Freight spin-off dividend, could have a material effect on our calendar 2026 consolidated financial results and ETR.

The table included below titled “Calendar 2026 Forecasted Diluted Earnings Per Share from Continuing Operations” outlines the effects of the items that are excluded
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from our calendar 2026 earnings per share forecast, other than the additional MTM adjustments for retirement plan accounting, and adjustments related to MTM accounting for the FedEx Freight investment and utilization of the FedEx Freight spin-off dividend. The table included below titled “Calendar 2025 Diluted Earnings Per Share from Continuing Operations” outlines the effects of the items that are excluded from our calendar 2025 earnings per share.
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Fourth Quarter Fiscal 2026

FedEx Corporation

					Diluted Earnings Per Share
	Operating		Income Taxes[1]	Net Income[2]
Dollars in millions, except EPS	Income	Margin
GAAP measure	$1,551	6.2%	$510	$1,598	$6.60
MTM retirement plans accounting adjustment[3]	—	—	(150)	(497)	(2.05)
FedEx Freight spin-off costs[4]	298	1.2%	62	238	0.97
Business optimization costs[5]	204	0.8%	45	159	0.66
Asset impairment charges[6]	23	0.1%	5	18	0.07
Fiscal year change costs[5]	13	0.1%	3	10	0.04
Non-GAAP measure	$2,089	8.4%	$475	$1,526	$6.31

Federal Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$1,651	7.7%
Business optimization costs	208	1.0%
FedEx Freight spin-off costs	26	0.1%
Asset impairment charges	23	0.1%
Fiscal year change costs	6	—
Non-GAAP measure	$1,914	8.9%

FedEx Freight Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$158	6.6%
FedEx Freight spin-off costs	205	8.5%
Non-GAAP measure	$363	15.1%

Note: tables may not sum to totals due to rounding.
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Full-Year Fiscal 2026

FedEx Corporation

					Diluted Earnings Per Share
	Operating		Income Taxes[1]	Net Income[2]
Dollars in millions, except EPS	Income	Margin
GAAP measure	$5,463	5.8%	$1,360	$4,433	$18.55
MTM retirement plans accounting adjustment[3]	—	—	(150)	(497)	(2.08)
FedEx Freight spin-off costs[4]	738	0.8%	155	589	2.46
Business optimization costs[5]	366	0.4%	81	285	1.19
Fiscal year change costs[5]	33	—	7	26	0.11
Asset impairment charges[6]	23	—	5	18	0.08
International regulatory and legacy FedEx Ground legal matters[6]	(12)	—	4	(16)	(0.07)
Non-GAAP measure	$6,611	7.0%	$1,462	$4,838	$20.24

Federal Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$5,912	7.2%
Business optimization costs	303	0.4%
FedEx Freight spin-off costs	70	0.1%
Asset impairment charges	23	—
Fiscal year change costs	22	—
International regulatory and legacy FedEx Ground legal matters	(12)	—
Non-GAAP measure	$6,318	7.7%

FedEx Freight Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$616	7.0%
FedEx Freight spin-off costs	492	5.6%
Non-GAAP measure	$1,108	12.6%

Note: tables may not sum to totals due to rounding.
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Fourth Quarter Fiscal 2025

FedEx Corporation

					Diluted Earnings Per Share
	Operating		Income Taxes[1]	Net Income[2]
Dollars in millions, except EPS	Income	Margin
GAAP measure	$1,793	8.1%	$575	$1,648	$6.88
MTM retirement plans accounting adjustment[3]	—	—	(125)	(390)	(1.63)
Business optimization costs[5]	123	0.6%	29	93	0.39
International regulatory and legacy FedEx Ground legal matters[6]	50	0.2%	(11)	61	0.26
FedEx Freight spin-off costs[4]	33	0.1%	7	27	0.11
Asset impairment charges[6]	21	0.1%	5	16	0.07
Non-GAAP measure	$2,020	9.1%	$480	$1,455	$6.07

Federal Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$1,586	8.4%
International regulatory and legacy FedEx Ground legal matters	50	0.3%
Business optimization costs	43	0.2%
Asset impairment charges	21	0.1%
Non-GAAP measure	$1,700	9.0%

Note: tables may not sum to totals due to rounding.
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Full-Year Fiscal 2025

FedEx Corporation

					Diluted Earnings Per Share
	Operating		Income Taxes[1]	Net Income[2]
Dollars in millions, except EPS	Income	Margin
GAAP measure	$5,217	5.9%	$1,349	$4,092	$16.81
MTM retirement plans accounting adjustment[3]	—	—	(125)	(390)	(1.60)
Business optimization costs[5]	756	0.9%	178	577	2.37
International regulatory and legacy FedEx Ground legal matters[6]	88	0.1%	(2)	90	0.37
FedEx Freight spin-off costs[4]	38	—	13	44	0.18
Asset impairment charges[6]	21	—	5	16	0.06
Non-GAAP measure	$6,120	7.0%	$1,418	$4,429	$18.19

Federal Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$4,885	6.5%
Business optimization costs	384	0.5%
International regulatory and legacy FedEx Ground legal matters	88	0.1%
Asset impairment charges	21	—
Non-GAAP measure	$5,378	7.1%

Note: tables may not sum to totals due to rounding.
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Calendar 2026 Forecasted Diluted Earnings Per Share from Continuing Operations

		Diluted Earnings Per Share from Continuing Operations

Dollars in millions, except EPS	Adjustments
Earnings per diluted share from continuing operations (GAAP)[7]		$16.55 to $17.75
MTM retirement plans accounting adjustment	($639)
Business optimization costs	660
FedEx Freight spin-off costs	50
Aircraft impairment charges	23
Fiscal year change costs	19
Total adjustments	$113
Income tax effect[1]	(23)
Net of tax effect	$90	0.35
Diluted earnings per share from continuing operations with adjustments (non-GAAP)[7]		$16.90 to $18.10

Calendar 2025 Diluted Earnings Per Share from Continuing Operations

		Diluted Earnings Per Share from Continuing Operations

Dollars in millions, except EPS	Adjustments
Earnings per diluted share from continuing operations (GAAP)[8]		$14.80
MTM retirement plans accounting adjustment[3]	($418)
Business optimization costs[5]	344
International regulatory and legacy FedEx Ground legal matter[6]	76
Aircraft impairment charges[6]	21
Fiscal year change costs[5]	14
Total adjustments	$37
Income tax effect[1]	13
Net of tax effect	$50	0.20
Diluted earnings per share from continuing operations with adjustments (non-GAAP)[8]		$15.00

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Notes:

1	Income taxes are based on the approximate statutory tax rates applicable to each transaction.
2	Effect of “total other (expense) income” on net income amount not shown.
3	These adjustments reflect the May 31 fiscal year-end adjustment to the valuation of the company's defined benefit pension and other postretirement plans, as recorded.
4	These expenses were recognized at Federal Express, FedEx Freight, and Corporate, other, and eliminations.
5	These expenses were recognized at Federal Express and Corporate, other, and eliminations.
6	These expenses were recognized at Federal Express.
7	Additional MTM adjustments for retirement plan accounting for calendar 2026, and adjustments related to MTM accounting for the FedEx Freight investment and the utilization of the FedEx Freight spin-off dividend, which are impracticable to calculate at this time, are excluded.
8
The baseline for the calendar 2026 financial metrics is calendar year 2025 preliminary recasted results from continuing operations, which reflects FedEx Freight as discontinued operations. FedEx expects to file a Current Report on Form 8-K including recasted and resegmented financial statements for calendar 2024 and 2025, reflecting FedEx Freight as discontinued operations, by mid-August 2026.

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FEDEX CORP. FINANCIAL HIGHLIGHTS
Fourth Quarter Fiscal 2026
(In millions, except earnings per share)
(Unaudited)

	Three Months Ended May 31,			Twelve Months Ended May 31,
	2026	2025	Percent Change	2026	2025	Percent Change
Revenue:
Federal Express Segment	$21,570	$18,977	14	$82,273	$75,304	9
FedEx Freight segment	2,408	2,297	5	8,795	8,892	(1)
Other and eliminations(1)	1,029	946	9	3,652	3,730	(2)
Total Revenue	25,007	22,220	13	94,720	87,926	8
Operating Expenses:
Salaries and employee benefits	8,568	7,689	11	33,844	31,232	8
Purchased transportation	6,163	5,359	15	23,620	21,768	9
Rentals and landing fees	1,245	1,140	9	4,883	4,647	5
Depreciation and amortization	1,097	1,057	4	4,369	4,264	2
Fuel	1,434	864	66	4,052	3,775	7
Maintenance and repairs	827	802	3	3,330	3,245	3
Separation and other costs	311	33	842	771	38	1929
Business optimization costs	204	123	66	366	756	(52)
Asset impairment	23	21	10	23	21	10
Other(4)	3,584	3,339	7	13,999	12,963	8
Total Operating Expenses	23,456	20,427	15	89,257	82,709	8
Operating income (loss):
Federal Express segment	1,651	1,586	4	5,912	4,885	21
FedEx Freight segment	158	477	(67)	616	1,489	(59)
Corporate, other, and eliminations(1)	(258)	(270)	(4)	(1,065)	(1,157)	(8)
Total Operating Income	1,551	1,793	(13)	5,463	5,217	5
Other (Expense) Income:
Interest, net	(140)	(124)	13	(533)	(426)	25
Other retirement plans, net	707	564	25	885	713	24
Other, net	(10)	(10)	—	(22)	(63)	(65)
Total Other (Expense) Income	557	430	30	330	224	47
Income Before Income Taxes	2,108	2,223	(5)	5,793	5,441	6
Provision for Income Taxes	510	575	(11)	1,360	1,349	1
Net Income	$1,598	$1,648	(3)	$4,433	$4,092	8
Diluted Earnings Per Share	$6.60	$6.88	(4)	$18.55	$16.81	10
Weighted Average Common and Common Equivalent Shares	241	238	1	239	243	(2)
Capital Expenditures	$1,474	$1,473	—	$3,809	$4,055	(6)

1 – Includes the FedEx Office, FedEx Logistics, and FedEx Dataworks operating segments.

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FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS
Fourth Quarter Fiscal 2026
(In millions)
(Unaudited)

	Year Ended May 31,
	2026	2025
ASSETS
Current Assets
Cash and cash equivalents	$13,311	$5,502
Receivables, less allowances	12,672	11,368
Spare parts, supplies, and fuel, less allowances	669	602
Prepaid expenses and other	1,251	914
Total current assets	27,903	18,386
Property and Equipment, at Cost	90,926	87,622
Less accumulated depreciation and amortization	48,882	45,980
Net property and equipment	42,044	41,642
Other Long-Term Assets
Operating lease right-of-use assets, net	16,822	16,453
Goodwill	6,733	6,603
Other assets	5,435	4,543
Total other long-term assets	28,990	27,599
	$98,937	$87,627
LIABILITIES AND COMMON STOCKHOLDERS' INVESTMENT
Current Liabilities
Current portion of long-term debt	$1,676	$1,428
Accrued salaries and employee benefits	3,759	2,731
Accounts payable	4,327	3,692
Operating lease liabilities	2,680	2,565
Accrued expenses	5,725	4,995
Short-Term Borrowings	745	—
Total current liabilities	18,912	15,411
Long-Term Debt, Less Current Portion	23,293	19,151
Other Long-Term Liabilities
Deferred income taxes	3,664	4,205
Pension, postretirement healthcare, and other benefit obligations	1,625	1,698
Self-insurance accruals	4,413	4,033
Operating lease liabilities	14,549	14,272
Other liabilities	834	783
Total other long-term liabilities	25,085	24,991
Commitments and Contingencies
Common Stockholders' Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	4,717	4,290
Retained earnings	44,461	41,402
Accumulated other comprehensive loss	(1,227)	(1,362)
Treasury stock, at cost	(16,336)	(16,288)
Total common stockholders' investment	31,647	28,074
	$98,937	$87,627
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FEDEX CORP. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Fourth Quarter Fiscal 2026
(In millions)
(Unaudited)

	Year Ended May 31,
	2026	2025
Operating Activities:
Net income	$4,433	$4,092
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	4,369	4,264
Other, net	3,651	3,395
Changes in operating assets and liabilities, net	(3,528)	(4,715)
Cash provided by operating activities	8,925	7,036
Investing Activities:
Capital expenditures	(3,809)	(4,055)
Purchase of investments	(682)	(262)
Proceeds from sale of investments	483	110
Proceeds from asset dispositions and other investing activities, net	97	115
Cash used in investing activities	(3,911)	(4,092)
Financing Activities:
Proceeds from debt issuances	5,289	—
Short-term borrowings, net	742	—
Principal payments on debt	(2,049)	(157)
Proceeds from stock issuances	992	524
Dividends paid	(1,374)	(1,339)
Purchases of common stock	(796)	(3,017)
Other	(55)	(30)
Cash used in financing activities	2,749	(4,019)
Effect of exchange rate changes on cash	46	76
Net increase (decrease) in cash and cash equivalents	7,809	(999)
Cash and cash equivalents at beginning of period	5,502	6,501
Cash and cash equivalents at end of period	$13,311	$5,502

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FEDERAL EXPRESS SEGMENT FINANCIAL HIGHLIGHTS
Fourth Quarter Fiscal 2026
(Dollars in millions)
(Unaudited)

	Three Months Ended May 31,				Twelve Months Ended May 31,
	2026	2025	Percent Change		2026	2025	Percent Change
Revenue:
Package:
U.S. priority	$3,092	$2,720	14		$11,603	$10,520	10
U.S. deferred	1,441	1,271	13		5,700	5,007	14
U.S. ground	9,648	8,589	12		37,335	33,887	10
Total U.S. domestic package revenue	14,181	12,580	13		54,638	49,414	11
International priority	2,637	2,203	20		9,639	8,737	10
International economy	1,572	1,448	9		5,925	5,861	1
Total international export package revenue	4,209	3,651	15		15,564	14,598	7
International domestic(1)	1,180	1,115	6		4,725	4,495	5
Total package revenue	19,570	17,346	13		74,927	68,507	9
Freight:
U.S.	348	298	17		1,252	1,536	(18)
International priority	721	603	20		2,560	2,320	10
International economy	596	513	16		2,244	1,975	14
Total freight revenue	1,665	1,414	18		6,056	5,831	4
Other	335	217	54		1,290	966	34
Total revenue	21,570	18,977	14		82,273	75,304	9
Operating expenses:
Salaries and employee benefits	6,894	6,171	12		27,465	25,091	9
Purchased transportation	5,594	4,910	14		21,812	19,974	9
Rentals and landing fees	1,055	964	9		4,153	3,939	5
Depreciation and amortization	943	943	—		3,799	3,722	2
Fuel	1,275	750	70		3,565	3,316	8
Maintenance and repairs	726	693	5		2,906	2,799	4
Business optimization costs	208	43	384		303	384	(21)
Separation and other costs	32	—	NM		92	—	NM
Asset impairment charges	23	21	10		23	21	10
Intercompany allocations	(185)	(200)	(8)		(853)	(791)	8
Other	3,354	3,096	8		13,096	11,964	9
Total operating expenses	19,919	17,391	15		76,361	70,419	8
Operating income	$1,651	$1,586	4		$5,912	$4,885	21
Operating margin	7.7%	8.4%	(70)	bp	7.2%	6.5%	70	bp

1 – International Domestic statistics relate to international intra-country operations.

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FEDERAL EXPRESS SEGMENT OPERATING HIGHLIGHTS
Fourth Quarter Fiscal 2026
(Unaudited)

	Three Months Ended May 31,			Twelve Months Ended May 31,
	2026	2025	Percent Change	2026	2025	Percent Change
PACKAGE STATISTICS
Avg. daily package volume (ADV) (000s)(1):
U.S. priority	1,700	1,644	3	1,678	1,609	4
U.S. deferred	1,084	1,063	2	1,136	1,052	8
U.S. ground commercial	4,419	4,230	4	4,329	4,252	2
U.S. ground home delivery/economy	7,022	6,889	2	7,442	7,041	6
Total U.S. domestic ADV	14,225	13,826	3	14,585	13,954	5
International priority	579	561	3	572	584	(2)
International economy	592	554	7	573	553	4
Total international export ADV	1,171	1,115	5	1,145	1,137	1
International domestic(2)	1,687	1,853	(9)	1,828	1,910	(4)
Total ADV	17,083	16,794	2	17,558	17,001	3
Revenue per package (yield):
U.S. priority	$28.41	$25.85	10	$27.22	$25.74	6
U.S. deferred	20.77	18.68	11	19.75	18.75	5
U.S. ground	13.18	12.07	9	12.49	11.81	6
U.S. domestic composite	15.58	14.22	10	14.75	13.94	6
International priority	71.12	61.33	16	66.34	58.89	13
International economy	41.53	40.89	2	40.75	41.74	(2)
International export composite	56.17	51.18	10	53.54	50.55	6
International domestic(2)	10.93	9.40	16	10.18	9.26	10
Composite package yield	$17.90	$16.14	11	$16.80	$15.86	6
FREIGHT STATISTICS
Average daily freight pounds (000s):
U.S.	2,272	2,234	2	2,146	3,137	(32)
International priority	5,174	4,730	9	4,962	4,651	7
International economy	12,831	11,301	14	12,017	11,365	6
Total average daily freight pounds	20,277	18,265	11	19,125	19,153	—
Revenue per pound (yield):
U.S.	$2.40	$2.09	15	$2.30	$1.93	19
International priority	2.18	1.99	10	2.03	1.96	4
International economy	0.73	0.71	3	0.74	0.68	9
Composite freight yield	$1.28	$1.21	6	$1.25	$1.20	4
Operating weekdays	64	64	—	254	254	—
1 – ADV is calculated on a 5-day-per-week basis.
2 – International Domestic statistics relate to international intra-country operations.

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FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Fourth Quarter Fiscal 2026
(Dollars in millions)
(Unaudited)

	Three Months Ended May 31,				Twelve Months Ended May 31,
	2026	2025	Percent Change		2026	2025	Percent Change
FINANCIAL HIGHLIGHTS
Revenue	$2,408	$2,297	5		$8,795	$8,892	(1)
Operating expenses:
Salaries and employee benefits	1,056	966	9		3,991	3,865	3
Purchased transportation	216	205	5		807	807	—
Rentals	77	72	7		301	287	5
Depreciation and amortization	115	81	42		450	416	8
Fuel	158	113	40		485	457	6
Maintenance and repairs	71	77	(8)		314	332	(5)
Separation and other costs	205	—	NM		492	—	NM
Intercompany charges	112	140	(20)		561	573	(2)
Other	240	166	45		778	666	17
Total operating expenses	2,250	1,820	24		8,179	7,403	10
Operating income	$158	$477	(67)		$616	$1,489	(59)
Operating margin	6.6%	20.8%	(1420)	bp	7.0%	16.7%	(970)	bp

OPERATING STATISTICS
Operating weekdays	64	64	—		252	252	—
Average daily shipments (000s):
Priority	60.2	63.4	(5)		59.5	61.8	(4)
Economy	26.5	28.7	(8)		26.6	28.3	(6)
Total average daily shipments	86.7	92.1	(6)		86.1	90.1	(4)
Weight per shipment (lbs):
Priority	941	937	—		933	941	(1)
Economy	965	882	9		925	873	6
Composite weight per shipment	948	920	3		931	920	1
Revenue per shipment:
Priority	$397.06	$357.86	11		$370.90	$358.84	3
Economy	456.39	404.98	13		421.78	405.53	4
Composite revenue per shipment	$415.22	$372.55	11		$386.63	$373.52	4
Revenue per hundredweight:
Priority	$42.21	$38.18	11		$39.74	38.13	4
Economy	47.28	45.92	3		45.60	46.46	(2)
Composite revenue per hundredweight	$43.79	$40.49	8		$41.54	$40.61	2